EXHIBIT 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
           (512) 433-5210
FORESTAR REAL ESTATE GROUP INC.
REPORTS FIRST QUARTER 2008 RESULTS
     AUSTIN, TEXAS, May 7, 2008—Forestar Real Estate Group Inc. (NYSE: FOR) today reported a first quarter 2008 net loss of ($0.2) million, or ($0.01) per basic share, compared with first quarter 2007 net income of $0.6 million, or $0.02 per diluted share outstanding.
     In first quarter 2008, we changed our reportable segments to reflect our post-spin management of the assets and liabilities transferred to us from Temple-Inland. All prior period segment information has been reclassified to conform to the current presentation. We manage our operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources
     Real estate secures entitlements and develops infrastructure on our lands, primarily for single-family residential and mixed-use communities, and manages our undeveloped land and commercial properties. Our real estate segment includes about 372,000 acres of land owned directly or through ventures located in ten states and thirteen markets. Mineral resources include our 622,000 net acres of oil and gas mineral interests located in Texas, Louisiana, Alabama and Georgia. Fiber resources includes the sale of wood fiber, primarily in Georgia, and manages our recreational leases.
REAL ESTATE SEGMENT
Real Estate

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2008	2007	2007
($ in Millions)	$3.5	$3.7	($0.2)
     Fourth quarter 2007 segment earnings were negatively impacted by $3.9 million impairment expense principally associated with a commercial golf club operation in Granbury, Texas.

Sales Activity

	Q1 2008				Q1 2007
	Sales		Price		Sales		Price
Undeveloped Land*	1,349	acres	$4,600	/ acre	268	acres	$5,600	/ acre
Residential Lots*	388	lots	$46,200	/ lot	485	lots	$55,800	/ lot
Commercial Acres*	22	acres	$84,700	/ acre	30	acres	$294,000	/ acre

*	Includes venture activity
     During first quarter 2008, 1,349 acres of undeveloped land were sold at an average sales price of approximately $4,600 per acre, including 409 acres sold at approximately $6,100 per acre from the Ironstob venture, which was formed in fourth quarter 2007.
     Residential sales activity for all wholly and partially-owned projects during first quarter 2008 included the sale of 388 lots at an average price of approximately $46,200 per lot. First quarter 2008 residential lot sales activity includes the sale of 192 high density lots for approximately $24,300 per lot at our City Park mixed-used venture located near Houston, Texas.
     Commercial activity for all wholly and partially-owned projects during first quarter 2008 included the sale of 22 acres at an average price of approximately $84,700 per acre.
Real Estate Pipeline
     Forestar’s real estate segment includes about 372,000 acres of land owned directly or through ventures located in ten states and thirteen markets.

		In Entitlement		Developed & Under
Real Estate	Undeveloped	Process	Entitled	Development	Total Acres*
Undeveloped Land
Owned	316,629				323,992
Ventures	7,363

Residential
Owned		27,538	7,574	875	43,229
Ventures		870	4,889	1,483

Commercial
Owned		2,662	825	406	4,744
Ventures			570	281

Total Acres	323,992	31,070	13,858	3,045	371,965

Estimated Residential Lots			24,400	4,904	29,304

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 17,000 acres of undeveloped land

Entitlement Activity
     Forestar has 23 real estate projects representing over 31,000 acres in the entitlement process, including ventures. During first quarter 2008, one project representing almost 420 acres, was entitled, which includes over 120 residential lots, and 260 commercial acres. In addition, during first quarter 2008, almost 2,900 acres were moved into the entitlement process.
     Including venture activity, Forestar currently has over 13,800 acres of entitled land, representing approximately 24,400 residential lots and 1,395 commercial acres.
Development Activity
     Forestar has 3,045 acres developed and under development owned directly or through ventures, which represent 4,904 lots and 687 commercial acres.
     “Forestar is committed to investing in development only where market conditions support sales,” said Jim DeCosmo, president and chief executive officer of Forestar Real Estate Group.
Investment Activity
     During first quarter 2008, Forestar did not acquire additional real estate. However, the company invested $20.6 million in development activity in our existing owned and consolidated projects, principally in the major markets of Texas.
     “Going forward, we will continue to examine growth opportunities through the acquisition of discounted real estate assets,” said Mr. DeCosmo.
MINERAL RESOURCES SEGMENT
Mineral Resources

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2008	2007	2007
($ in Millions)	$6.5	$3.4	$3.7
Mineral Activity
     Forestar owns 622,000 net acres of oil and gas mineral interests in Texas, Louisiana, Alabama and Georgia.

Mineral Value Chain	Q1 2008 Net Acres	Q1 2008 Revenues
Royalties	25,000	$3.4 million
Leased	76,000	$2.9 million
Available for Lease*	521,000

Total	622,000	$6.3 million

*	Includes approximately 46,000 net acres subject to a lease option.

     Leasing activity for all wholly-owned and partially-owned minerals during first quarter 2008 included almost 5,300 net mineral acres leased, generating $3.6 million in bonus revenues. First quarter 2008 mineral leases included a 241 net mineral acre lease in a Dallas/Fort Worth real estate venture located in the Barnett Shale natural gas formation for $6,500 per acre.
     Forestar received royalties from 339 producing wells owned and operated by third parties on its mineral acres, up from 299 active wells at first quarter 2007. During first quarter 2008, our share of oil and gas production related to our royalty interests was over 19,000 barrels of oil and approximately 256,000 MCF of natural gas.
     “Forestar continues to benefit from higher oil and gas prices,” said Mr. DeCosmo.
FIBER RESOURCES SEGMENT
Fiber Resources

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2008	2007	2007
($ in Millions)	$2.8	$0.3	$3.8
     First quarter 2008 and fourth quarter 2007 segment earnings include a $1.4 million and $2.2 million gain respectively from the partial termination of a timber lease in connection with the formation and operation of the Ironstob venture.
Fiber Sales Activity
     During first quarter 2008 Forestar generated approximately $2.0 million in revenues from the sale of about 0.2 million tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
Comments
     In announcing first quarter 2008 results, Mr. DeCosmo said, “Despite challenging market conditions for our real estate segment, we remain committed to maximizing long-term shareholder value through entitlement and development of real estate, maximizing the value of our natural resources, and growing our business. During first quarter 2008 we moved almost 2,900 acres of undeveloped land into the entitlement process. Entitlement activities create significant real estate value and position Forestar to deliver incremental development value when market conditions improve.
     “Our mineral resources operation continues to benefit from higher commodity prices, principally oil and gas. During second quarter 2008 we are seeing significant increases in mineral leasing activity in East Texas principally related to the Cotton Valley and James Lime natural gas formations” added Mr. DeCosmo.
     The Company will host a conference call on May 7, 2008 at 10:00 am EDT to discuss results of first quarter 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-800-638-5439 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-614-3945. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 72966709.
About Forestar Real Estate Group
     Forestar Real Estate Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures about 372,000 acres of real estate located in 10 states and 13 markets in the U.S. The real estate segment has 23 real estate projects representing over 31,000 acres currently in the entitlement process, and 75 entitled, developed and under development projects in eight states and twelve markets encompassing almost 17,000 acres, comprised of about 29,000 residential lots and approximately 2,000 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. Forestar’s address on the World Wide Web is www. forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR REAL ESTATE GROUP INC.
(UNAUDITED)
Business Segments

	First Quarter
	2008	2007
	(In thousands,
	Except per share)
Revenues
Real estate	$28,443	$27,566
Mineral resources	6,268	3,854
Fiber resources	2,512	3,036

Total revenues	$37,223	$34,456

Segment earnings
Real estate	$3,543	$3,736
Mineral resources	6,505	3,379
Fiber resources	2,840	345

Total segment earnings	12,888	7,460
Expenses not allocated to segments
General and administrative	(5,006)	(3,912)
Share-based compensation	(2,681)	(858)
Interest expense	(5,666)	(1,707)
Other non-operating income	82	60

Income (loss) before taxes	(383)	1,043
Income tax benefit (expense)	145	(382)

Net (loss) income	$(238)	$661

Earnings per share — Basic:
Net (loss) income	$(0.01)	$0.02

Average basic shares outstanding	35.5	35.4

Supplemental Financial Information	First Quarter	Year End
($ In thousands)	2008	2007
Borrowings under credit facility	$194,300	$175,000
Other debt*	90,590	91,015

Total Debt	$284,890	$266,015

*	Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our ventures for first quarter 2008 follows:

	First Quarter
	2008	2007
Owned & Consolidated Ventures:
Entitled, developed and under development land
Number of projects	54	49
Residential lots remaining	19,985	19,881
Commercial acres remaining	1,385	1,277
Undeveloped land
Number of projects	21	24
Acres in entitlement process	30,200	26,520
Acres sold	1,349	268
Acres undeveloped	317,865	326,001
Ventures accounted for using the equity method:
Ventures’ lot sales
Lots sold	64	191
Revenue per lot sold	$59,242	$56,975
Ventures’ entitled, developed, and under development land
Number of projects	21	22
Residential lots remaining	9,319	10,099
Commercial acres remaining	697	731
Ventures’ undeveloped land
Number of Projects	2	2
Acres in entitlement process	870	860
Acres sold	—	—
Acres undeveloped	6,127	6,384

A summary of projects in the entitlement process(a) at first quarter-end 2008 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Corinth Landing	Coweta	850
Coweta South Industrial Park	Coweta	150
Crossing	Coweta	230
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	930
Garland Mountain	Cherokee/Bartow	350
Genesee	Coweta	720
Home Place	Coweta	1,510
Jackson Park	Jackson	690
Lithia Springs	Haralson	120
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas

Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	630

Total		31,070

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

     A summary of activity within our entitled,(a) developed and under development projects at first quarter-end 2008 follows:

			Residential Lots(c)		Commercial Acres(d)
			Lots Sold		Acres Sold
		Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa	100%	—	—	—	285
Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	115	493	—	10
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	603	—	13
Westlake Highlands	Jefferson	100%	—	21	—	—

Texas
Arrowhead Ranch	Hays	100%	—	232	—	5
Caruth Lakes	Rockwall	100%	245	404	—	—
Cibolo Canyons	Bexar	100%	483	1,264	64	81
Harbor Lakes	Hood	100%	198	251	—	14
Harbor Mist	Calhoun	100%	—	1,393	—	36
Hunter’s Crossing	Bastrop	100%	308	183	23	83
Katy Freeway	Harris	100%	—	—	38	—
La Conterra	Williamson	100%	—	509	—	60
Maxwell Creek	Collin	100%	609	414	—	—
Oak Creek Estates	Comal	100%	—	648	13	—
The Colony	Bastrop	100%	388	1,037	22	50
The Gables at North Hill	Collin	100%	193	90	—	—
The Preserve at Pecan Creek	Denton	100%	163	656	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	179	22
Westside at Buttercup Creek	Williamson	100%	1,254	274	66	—
Other projects (9)	Various	100%	2,535	126	245	23

Georgia
Towne West	Bartow	100%	—	2,674	—	121
Other projects (10)	Various	100%	—	1,900	—	304
Missouri and Utah
Other projects (3)	Various	100%	775	242	—	—

			7,266	13,578	612	1,231

Projects in entities we consolidate

Texas
City Park	Harris	75%	1,065	246	50	115
Lantana	Denton	55% (e)	377	1,973	—	—
Light Farms	Collin	65%	—	2,501	—	—
Stoney Creek	Dallas	90%	36	718	—	—
Timber Creek	Collin	88%	—	654	—	—
Other projects (5)	Various	Various	998	315	24	23
Tennessee
Youngs Lane	Davidson	60%	—	—	—	16

			2,476	6,407	74	154

Total owned and consolidated			9,742	19,985	686	1,385
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%	629	451	26	—
The Georgian	Paulding	38%	287	1,098	—	—
Other projects (5)	Various	Various	1,845	186	3	—

Texas
Bar C Ranch	Tarrant	50%	176	1,005	—	—
Fannin Farms West	Tarrant	50%	242	201	—	—
Lantana	Denton	Various (e)	1,788	60	3	77
Long Meadow Farms	Fort Bend	19%	600	1,506	24	186
Southern Trails	Brazoria	40%	275	787	—	—
Stonewall Estates	Bexar	25%	114	138	—	—
Summer Creek Ranch	Tarrant	50%	794	1,694	—	374
Summer Lakes	Fort Bend	50%	294	850	48	3
Village Park	Collin	50%	335	234	—	5
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (2)	Various	Various	285	244	—	15
Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures			8,137	9,319	104	697

Combined Total			17,879	29,304	790	2,082

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 21 partnerships in which our voting interests range from 25% to 55%. We account for eight of these partnerships using the equity method and we consolidate the remaining partnerships.